PROSPECTUS and				PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each		effective at 2:30 pm ET
Dated July 13, 1995				Dated September 18, 1995
CUSIP: 24422EFZ7				Commission File No.: 33-60383
						Filed pursuant to Rule 424(b)(3)


                                             U.S. $928,850,000
                        JOHN DEERE CAPITAL CORPORATION

                            MEDIUM-TERM NOTES, SERIES C
                  due from 9 Months to 30 Years from Date of Issue
                                           (Floating Rate Notes)

Original Issue Date:				21 September 1995

Maturity Date:					22 September 1997

Issue Price:					100%

Issue Size:					$25,000,000

Proceeds:					$24,937,500

Interest Rate Basis:				Federal Funds Rate
Spread:						Plus 16 basis points (0.16%)

Initial Interest Determination Date:			20 September 1995
Day Count Convention:				Actual/360

Interest Reset Dates:			               Each Business Day to, but
						 excluding the date of Maturity


Interest:

	Interest on the Notes will be payable on the twenty second day of March, June, September and December (each an "Interest Payment Date"), commencing December 22, 1995. Interest payable on each Interest Payment Date will include interest accrued from and including September 21, 1995 or from and including the most recent Interest Payment Date to which interest has been paid, as the case may be, to but excluding such Interest Payment Date or the date of
Maturity as the case may be. Interest payable on any Interest Payment Date will be payable to the registered holders at the close of business on the fifteenth day (whether or not a Business Day) preceding such Interest Payment
Date.	 The "Interest Determination Date" pertaining to an Interest Reset
Date will be the Business Day preceding such Interest Reset Date.


Lehman Brothers Inc.
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